THE HARTFORD MUTUAL FUNDS, INC.

CERTIFCATE OF CORRECTION

THE HARTFORD MUTUAL FUNDS, INC., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940 (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (“SDAT”) that:

FIRST:     The name of the applicable Maryland corporation is The Hartford Mutual Funds, Inc.

SECOND:     The name of the document being corrected is the Articles Supplementary.

THIRD:     The Hartford Mutual Funds, Inc. is the sole party to the Articles Supplementary.

FOURTH:     The Articles Supplementary document was filed with SDAT on May 9, 2019 (the “Articles”).

FIFTH:     Class R6 in the amount of 10,000,000 shares was inadvertently omitted from the section of the Articles that references the Hartford Multi-Asset Income and Growth Fund (“Fund”), a series of the Corporation. The current section of the Articles that references the Fund, its classes and the number of shares is as follows:

SERIES AND CLASS	NUMBER OF SHARES
Hartford Multi-Asset Income and Growth Fund
Class A	375,000,000
Class B	175,000,000
Class C	110,000,000
Class F	50,000,000
Class I	50,000,000
Class T	50,000,000
Class Y	100,000,000
Class R3	50,000,000
Class R4	50,000,000
Class R5	50,000,000

SIXTH:     The section that references the Fund is now deleted and replaced with the following:

SERIES AND CLASS	NUMBER OF SHARES
Hartford Multi-Asset Income and Growth Fund
Class A	375,000,000
Class B	175,000,000
Class C	110,000,000
Class F	50,000,000
Class I	50,000,000
Class T	50,000,000

Class Y	100,000,000
Class R3	50,000,000
Class R4	50,000,000
Class R5	50,000,000
Class R6	10,000,000

SEVENTH:    The undersigned Vice President of the Corporation acknowledges this CERTIFICATE OF CORRECTION to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused this CERTIFCATE OF CORRECTION to be signed in its name and on its behalf by its Vice President and attested by its Secretary as of the 7th day of December 2020.

ATTEST:	THE HARTFORD MUTUAL FUNDS, INC.

/s/ Thomas R. Phillips	By:	/s/ Walter F. Garger
Thomas R. Phillips Secretary		Walter F. Garger Vice President